Exhibit 99.1
Harris Corporation Reports Solid Fiscal 2011 Fourth Quarter Results
Announces $1 Billion Share Repurchase Program and Increases Dividend 12 Percent
MELBOURNE, Florida, August 2, 2011 — Harris Corporation (NYSE:HRS) reported revenue in the fourth quarter of fiscal 2011 of $1.67 billion, a 15 percent increase compared with the prior-year quarter. GAAP net income in the fourth quarter of fiscal 2011 was $134 million, or $1.06 per diluted share, compared with $151 million, or $1.16 per diluted share, in the prior-year quarter. Non-GAAP net income was $156 million, or $1.24 per diluted share, compared with $161 million, or $1.24 per diluted share, in the prior-year quarter. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $320 million compared with $300 million in the prior-year quarter. Orders in the fourth quarter were $1.35 billion compared with $1.72 billion in the prior-year quarter. Non-GAAP net income and adjusted EBITDA exclude acquisition-related costs in both quarters. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 10, along with the accompanying notes.
“Harris fourth quarter results represented a solid finish to another strong year for the company,” said Howard L. Lance, chairman, president and chief executive officer. “While large shipments of tactical radios for equipping MRAP vehicles in the prior year continued to create tough year-over-year comparisons, the company still achieved 4 percent organic revenue growth driven by 11 percent growth in Government Communications Systems and 7 percent organic growth in the new Integrated Network Solutions segment. Also, adjusted EBITDA showed strong growth, increasing 7 percent compared with the prior year and 9 percent on a sequential basis. The company achieved these results even while continuing to invest in new market initiatives.”
Results for Full Fiscal Year
Revenue in fiscal 2011 was $5.92 billion, a 14 percent increase compared with $5.21 billion in the prior year. GAAP net income was $588 million, or $4.60 per diluted share, compared with $562 million, or $4.28 per diluted share, in the prior year. Non-GAAP net income was $625 million, or $4.89 per diluted share, compared with $582 million, or $4.43 per diluted share, in the prior year. Adjusted EBITDA was $1.23 billion, an 11 percent increase compared with $1.10 billion in the prior year. Non-GAAP net income and adjusted EBITDA exclude acquisition-related costs in both years. The company generated strong cash flow from operations of $833 million in fiscal 2011 compared with $803 million in the prior year.
Share Repurchase Program and Dividend
The Harris Board of Directors approved a new $1 billion share repurchase authorization. This new program replaces the existing program, which had an unused authorization of approximately $200 million. The company expects to repurchase up to $500 million in shares under this authorization by the end of calendar year 2011.

In addition, the Board increased the quarterly cash dividend rate by 12 percent from 25 cents per share to 28 cents per share and declared a dividend of 28 cents per share payable September 16, 2011 to shareholders of record September 7, 2011. The annualized cash dividend rate is now $1.12 per share.
“These actions demonstrate our continuing commitment to create shareholder value through effective cash deployment,” said Lance. “Our actions also reflect confidence in our financial strength and positive long-term outlook.”
Share repurchases will be funded with available cash and commercial paper. Repurchases under the program may be made through open market purchases, private transactions, transactions structured through investment banking institutions, or any combination thereof. The timing, volume, and nature of share repurchases are subject to market conditions, applicable securities laws, and other factors, are at the discretion of the company, and may be suspended or discontinued at any time.
RF Communications
Revenue for the RF Communications segment in the fourth quarter was $628 million compared with $630 million in the prior year. Revenue included $472 million in Tactical Communications and $156 million in Public Safety and Professional Communications. International revenue increased significantly and comprised more than half of Tactical Communications revenue in the quarter. Tactical Communications revenue in the U.S. market, excluding shipments for MRAP vehicles, also increased significantly as a result of continuing Falcon III® adoption in support of the transition to wideband networking. Revenue in Public Safety and Professional Communications increased as a result of new contract wins. Offsetting the revenue increases in the segment was a $200 million year-over-year decline in revenue from expedited shipments of radios to equip MRAP vehicles.
Operating income for the RF Communications segment was $191 million in the fourth quarter, a decline compared with the prior-year quarter which benefited significantly from the MRAP shipments. In the prior-year quarter, operating income was $220 million and non-GAAP operating income, excluding acquisition-related costs, was $227 million.
Fourth quarter orders for the RF Communications segment totaled $447 million, including $257 million in Tactical Communications and $190 million in Public Safety and Professional Communications. At the end of the fourth quarter, total segment backlog was $1.5 billion, including $766 million in Tactical Communications and $737 million in Public Safety and Professional Communications. Orders in Tactical Communications declined compared with the prior-year quarter as a result of a $260 million decline in orders related to equipping MRAP vehicles and a delay in international orders due to the continuing political uncertainty in Northern Africa, the Middle East and Central Asia. Public Safety and Professional Communications orders increased compared to the prior-year quarter, as a result of several major new program wins.

Tactical Communications orders in the U.S. market included $25 million from the Marine Corps for Falcon III radios and $18 million from the Department of Defense for Falcon II® high-frequency vehicular radio systems. Orders for Falcon III AN/PRC-117G multiband manpack radios included $12 million from the Department of Defense, $16 million from the Army, and $9 million from the Air Force. Harris also was awarded a $60 million IDIQ (Indefinite Delivery/Indefinite Quantity) contract and an initial delivery order of $6 million from the Navy for new encryption devices.
Tactical Communications orders in the international market included $16 million from a country in Africa to provide high-frequency radios; $10 million from a country in Southeast Asia for Falcon III and Falcon II tactical radios; $5 million from Brazil for Falcon III VHF radios; and $5 million from Canada for Falcon III AN/PRC-117G radios.
Public Safety and Professional Communications orders included $50 million from the Oregon Department of Transportation to implement a P25 system. This was the initial order under a 10-year price agreement requirements contract with a potential value of more than $100 million. Orders also included $24 million to deploy a public safety communications system in Floyd County, Georgia; $18 million from Linn County, Iowa to upgrade its public safety communications system; and $12 million from the city of Chicago, Illinois.
Integrated Network Solutions
Revenue for the Integrated Network Solutions segment was $585 million in the fourth quarter, an increase of 45 percent compared with $405 million in the prior year. Adjusting for the impact of acquisitions, revenue increased 7 percent in the quarter compared with the prior year. Broadcast Communications continued to show strong momentum with year-over-year revenue growth of 31 percent; Harris IT Services revenue increased 8 percent; and Harris CapRock Communications revenue on a pro forma basis was about flat with the prior year.
Operating income for the Integrated Network Solutions segment was $2 million in the fourth quarter compared with a loss of $5 million in the prior year. Non-GAAP operating income, excluding acquisition-related costs, was $32 million in the fourth quarter, compared with a loss of $2 million in the prior-year quarter. Non-GAAP operating income increased as a result of significantly higher income in Broadcast Communications, Harris IT Services, and Harris CapRock Communications. Partially offsetting these increases were operating losses in the company’s new cyber and healthcare businesses.

During the quarter, Harris completed the acquisitions of the Global Connectivity Services business of Schlumberger, a leading provider of satellite and terrestrial communications services for the worldwide energy market, and Carefx Corporation, a leading provider of interoperability workflow solutions for government and commercial healthcare providers.
New contracts in the quarter in the Integrated Network Solutions segment included a 3-year master service agreement with a potential value of $58 million to operate the Offshore Communications Backbone (OCB), a modular system of seafloor communications equipment for deep-ocean observation located in the eastern Mediterranean Sea; a 2-year, $13 million contract from Odfjell Drilling in Norway for offshore satellite communications; and $16 million in orders from Turkmenistan TV for a full range of broadcast products to upgrade its country-wide broadcast network. During the quarter, Harris also was awarded contract vehicles from the Department of Veterans Affairs (VA), including the Transformation Twenty-One Total Technology (T4) IDIQ contract with a ceiling of $12 billion to upgrade the VA’s information technology system, and the Enhance the Veteran Experience and Access to HealthCare (EVEAH) blanket purchase agreement with a ceiling of $199 million and initial task orders totaling $15 million. After the close of the quarter, Harris was awarded a $31 million contract from the VA for the Enterprise Management Foundation Federated Data Repository (EMF FDR) program to create a centralized network monitoring system that will provide the VA with a unified view of its critical infrastructure.
Government Communications Systems
Fourth quarter revenue for the Government Communications Systems segment was $500 million, an 11 percent increase compared with $450 million in the prior year. Operating income was $63 million in the fourth quarter and operating margin was a strong 12.7 percent.
Year-over-year revenue increased from the Geostationary Operational Environmental Satellite — Series R (GOES-R) Ground and Antenna Segment weather programs for the National Oceanic and Atmospheric Administration (NOAA), Highband Networking Radios (HNRs) for the U.S. Army, and satellite reflector programs for commercial customers. As expected, revenue from the Field Data Collection Automation (FDCA) program for the 2010 U.S. Census declined $19 million.
Major awards during the quarter in the Government Communications Systems segment included a 42-month, potential $57 million follow-on contract by the Federal Aviation Administration (FAA) to upgrade and manage the system that provides real-time weather data and flight-planning capabilities supporting Alaska’s general aviation community; a $19 million contract for more than 100 HNRs for the U.S. Army’s Warfighter Information Network — Tactical (WIN-T) program; and three large awards from classified customers totaling $115 million. After the close of the quarter, Harris was selected for a 10-year, $85 million contract award from the FAA to upgrade the Alaska Satellite Telecommunications Infrastructure (ASTI) communications network.

Earnings Guidance
The company updated its previous guidance for non-GAAP net income for fiscal 2012 from a range of $5.10 to $5.20 per diluted share ($4.94 to $5.04 per diluted share on a GAAP basis) to a range of $5.10 to $5.30 per diluted share ($4.92 to $5.12 per diluted share on a GAAP basis). Fiscal 2012 non-GAAP earnings guidance excludes acquisition-related costs. Fiscal 2012 revenue is now expected to be in a range from $6.15 to $6.30 billion, which represents a year-over-year increase of about 4 to 6 percent compared with fiscal 2011.
Harris will host a conference call today, August 2, at 4:30 p.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2011 financial results. The dial-in numbers for the teleconference are (866) 788-0539 (U.S.) and (857) 350-1677 (International), using participant code 84980289. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Participants may listen to the call and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 7 p.m. ET on August 2.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $6 billion of annual revenue and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including revenue growth for the fourth quarter of fiscal 2011 compared with the fourth quarter of fiscal 2010, adjusting for the impact of acquisitions; net income, net income per diluted share and Adjusted EBITDA for the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010 and for fiscal 2011 and fiscal 2010, in each case excluding charges for acquisition-related costs, and in the case of Adjusted EBITDA, including interest, taxes, depreciation and amortization; Adjusted EBITDA for the third quarter of fiscal 2011, excluding charges for acquisition-related costs and including interest, taxes, depreciation and amortization; operating income for the RF Communications segment for the fourth quarter of fiscal 2010, excluding charges for acquisition-related costs; revenue growth for the Integrated Network Solutions segment for the fourth quarter of fiscal 2011 compared with the fourth quarter of fiscal 2010, adjusting for the impact of acquisitions; operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010, in each case excluding charges for acquisition-related costs; and guidance for fiscal 2012 net income per diluted share, excluding charges for acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Attachments: Financial Statements (tables).
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2012; potential contract opportunities and awards; the potential value of contract awards; the expected level of share repurchases; and statements regarding outlook, including expected revenue and orders. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; the potential impact of satellite bandwidth constraints on our managed satellite communications services; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010
	(In millions, except per share amounts)
Revenue from product sales and services	$1,667.4	$1,455.9	$5,924.6	$5,206.1

Cost of product sales and services	(1,092.6)	(923.7)	(3,810.5)	(3,334.4)
Engineering, selling and administrative expenses	(347.9)	(286.1)	(1,143.9)	(958.9)
Non-operating loss	(0.3)	(0.9)	(1.9)	(1.9)
Interest income	0.5	0.4	2.8	1.5
Interest expense	(26.2)	(17.6)	(90.4)	(72.1)

Income before income taxes	200.9	228.0	880.7	840.3
Income taxes	(68.0)	(76.6)	(293.6)	(278.7)

Net income	132.9	151.4	587.1	561.6
Noncontrolling interests, net of income taxes	0.6	—	0.9	—

Net income attributable to Harris Corporation	$133.5	$151.4	$588.0	$561.6

Net income per common share attributable to Harris Corporation common shareholders
Basic	$1.07	$1.17	$4.63	$4.31
Diluted	$1.06	$1.16	$4.60	$4.28

Cash dividends paid per common share	$0.25	$0.22	$1.00	$0.88

Basic weighted average shares outstanding	123.8	127.6	125.3	129.0
Diluted weighted average shares outstanding	124.7	128.7	126.3	130.0

Table 2
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010
	(In millions)
Revenue
RF Communications	$628.0	$629.9	$2,289.2	$2,067.2
Integrated Network Solutions	585.4	404.6	1,985.8	1,485.1
Government Communications Systems	499.5	449.7	1,776.5	1,747.3
Corporate eliminations	(45.5)	(28.3)	(126.9)	(93.5)

	$1,667.4	$1,455.9	$5,924.6	$5,206.1

Income Before Income Taxes
Segment Operating Income (Loss):
RF Communications	$190.7	$220.1	$787.0	$707.4
Integrated Network Solutions	2.4	(5.3)	70.2	85.3
Government Communications Systems	63.2	60.3	227.0	227.4
Unallocated corporate expense	(20.3)	(23.4)	(87.8)	(90.4)
Corporate eliminations	(9.1)	(5.6)	(26.2)	(16.9)
Non-operating loss	(0.3)	(0.9)	(1.9)	(1.9)
Net interest expense	(25.7)	(17.2)	(87.6)	(70.6)

	$200.9	$228.0	$880.7	$840.3

Table 3
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	July 1,	July 2,
	2011	2010
	(In millions)
Operating Activities
Net income	$587.1	$561.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	212.0	165.7
Share-based compensation	46.1	35.3
Non-current deferred income taxes	37.1	(6.5)
(Increase) decrease in:
Accounts and notes receivable	(42.9)	40.0
Inventories	(64.7)	(13.9)
Increase (decrease) in:
Accounts payable and accrued expenses	90.5	(51.8)
Advance payments and unearned income	47.6	53.0
Income taxes	(64.6)	0.8
Other	(15.1)	18.5

Net cash provided by operating activities	833.1	802.7

Investing Activities
Cash paid for acquired businesses	(1,082.6)	(52.1)
Cash paid for cost-method investment	(10.0)	¯
Additions of property, plant and equipment	(311.3)	(189.9)
Additions of capitalized software	(13.6)	(8.1)

Net cash used in investing activities	(1,417.5)	(250.1)

Financing Activities
Proceeds from borrowings	852.1	¯
Repayments of borrowings	(0.7)	(76.8)
Proceeds from exercises of employee stock options	24.5	18.9
Repurchases of common stock	(256.1)	(208.0)
Cash dividends	(127.0)	(115.0)

Net cash provided by (used in) financing activities	492.8	(380.9)

Effect of exchange rate changes on cash and cash equivalents	3.3	2.3

Net increase (decrease) in cash and cash equivalents	(88.3)	174.0

Cash and cash equivalents, beginning of year	455.2	281.2

Cash and cash equivalents, end of year	$366.9	$455.2

Table 4
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	July 1,	July 2,
	2011	2010
	(In millions)
Assets
Cash and cash equivalents	$366.9	$455.2
Receivables	836.5	736.0
Inventories	720.8	615.3
Income taxes receivable	57.3	15.3
Current deferred income taxes	171.0	145.3
Other current assets	64.3	37.5
Property, plant and equipment	872.8	609.7
Goodwill	2,381.4	1,576.2
Intangible assets	502.4	297.8
Non-current deferred income taxes	5.7	107.7
Other non-current assets	193.7	147.6

	$6,172.8	$4,743.6

Liabilities and Equity
Short-term debt	$180.0	$30.0
Accounts payable	450.8	329.4
Compensation and benefits	266.2	239.7
Other accrued items	295.8	267.5
Advance payments and unearned income	232.8	175.6
Income taxes payable	¯	8.9
Current portion of long-term debt	4.9	0.7
Long-term debt	1,887.2	1,176.6
Long-term contract liability	120.9	132.4
Other long-term liabilities	222.2	192.7
Equity	2,512.0	2,190.1

	$6,172.8	$4,743.6

HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income before income taxes; income taxes; net income; net income attributable to Harris Corporation; net income per diluted common share attributable to Harris Corporation common shareholders; and earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	July 1, 2011			July 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
			(In millions, except per share amounts)
Revenue from product sales and services	$1,667.4	$—	$1,667.4	$1,455.9	$—	$1,455.9

Cost of product sales and services (A)	(1,092.6)	—	(1,092.6)	(923.7)	0.7	(923.0)
Engineering, selling and administrative expenses (B)	(347.9)	29.6	(318.3)	(286.1)	9.4	(276.7)
Non-operating loss	(0.3)	—	(0.3)	(0.9)	—	(0.9)
Interest income	0.5	—	0.5	0.4	—	0.4
Interest expense	(26.2)	—	(26.2)	(17.6)	—	(17.6)

Income before income taxes	200.9	29.6	230.5	228.0	10.1	238.1
Income taxes (C)	(68.0)	(6.9)	(74.9)	(76.6)	(0.3)	(76.9)

Net income	132.9	22.7	155.6	151.4	9.8	161.2
Noncontrolling interests, net of income taxes	0.6	—	0.6	—	—	—

Net income attributable to Harris Corporation	$133.5	$22.7	$156.2	$151.4	$9.8	$161.2

Net income per diluted common share attributable to Harris Corporation common shareholders	$1.06	$0.18	$1.24	$1.16	$0.08	$1.24

	Fiscal Year Ended			Fiscal Year Ended
	July 1, 2011			July 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$5,924.6	$—	$5,924.6	$5,206.1	$—	$5,206.1

Cost of product sales and services (A)	(3,810.5)	—	(3,810.5)	(3,334.4)	5.7	(3,328.7)
Engineering, selling and administrative expenses (B)	(1,143.9)	46.6	(1,097.3)	(958.9)	20.4	(938.5)
Non-operating loss	(1.9)	—	(1.9)	(1.9)	—	(1.9)
Interest income	2.8	—	2.8	1.5	—	1.5
Interest expense	(90.4)	—	(90.4)	(72.1)	—	(72.1)

Income before income taxes	880.7	46.6	927.3	840.3	26.1	866.4
Income taxes (C)	(293.6)	(9.8)	(303.4)	(278.7)	(6.2)	(284.9)

Net income	587.1	36.8	623.9	561.6	19.9	581.5
Noncontrolling interests, net of income taxes	0.9	—	0.9	—	—	—

Net income attributable to Harris Corporation	$588.0	$36.8	$624.8	$561.6	$19.9	$581.5

Net income per diluted common share attributable to Harris Corporation common shareholders	$4.60	$0.29	$4.89	$4.28	$0.15	$4.43

Table 6
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Business Segment Information
(Unaudited)

	Quarter Ended			Quarter Ended
	July 1, 2011			July 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$628.0	$—	$628.0	$629.9	$—	$629.9
Integrated Network Solutions	585.4	—	585.4	404.6	—	404.6
Government Communications Systems	499.5	—	499.5	449.7	—	449.7
Corporate eliminations	(45.5)	—	(45.5)	(28.3)	—	(28.3)

	$1,667.4	$—	$1,667.4	$1,455.9	$—	$1,455.9

Income Before Income Taxes
Segment Operating Income (Loss):
RF Communications (D)	$190.7	$—	$190.7	$220.1	$6.4	$226.5
Integrated Network Solutions (E)	2.4	29.6	32.0	(5.3)	3.5	(1.8)
Government Communications Systems (F)	63.2	—	63.2	60.3	0.2	60.5
Unallocated corporate expense	(20.3)	—	(20.3)	(23.4)	—	(23.4)
Corporate eliminations	(9.1)	—	(9.1)	(5.6)	—	(5.6)
Non-operating loss	(0.3)	—	(0.3)	(0.9)	—	(0.9)
Net interest expense	(25.7)	—	(25.7)	(17.2)	—	(17.2)

	$200.9	$29.6	$230.5	$228.0	$10.1	$238.1

	Fiscal Year Ended			Fiscal Year Ended
	July 1, 2011			July 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$2,289.2	$—	$2,289.2	$2,067.2	$—	$2,067.2
Integrated Network Solutions	1,985.8	—	1,985.8	1,485.1	—	1,485.1
Government Communications Systems	1,776.5	—	1,776.5	1,747.3	—	1,747.3
Corporate eliminations	(126.9)	—	(126.9)	(93.5)	—	(93.5)

	$5,924.6	$—	$5,924.6	$5,206.1	$—	$5,206.1

Income Before Income Taxes
Segment Operating Income:
RF Communications (D)	$787.0	$—	$787.0	$707.4	$19.3	$726.7
Integrated Network Solutions (E)	70.2	46.6	116.8	85.3	4.4	89.7
Government Communications Systems (F)	227.0	—	227.0	227.4	2.4	229.8
Unallocated corporate expense	(87.8)	—	(87.8)	(90.4)	—	(90.4)
Corporate eliminations	(26.2)	—	(26.2)	(16.9)	—	(16.9)
Non-operating loss	(1.9)	—	(1.9)	(1.9)	—	(1.9)
Net interest expense	(87.6)	—	(87.6)	(70.6)	—	(70.6)

	$880.7	$46.6	$927.3	$840.3	$26.1	$866.4

Table 7
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA
(Unaudited)

	Quarter Ended			Quarter Ended
	July 1, 2011			July 2, 2010
		Depreciation and			Depreciation and
		Amortization	Adjusted		Amortization	Adjusted
	Non-GAAP	Adjustment	EBITDA (1)	Non-GAAP	Adjustment	EBITDA (1)
	(In millions)
Segment Operating Income (Loss):
RF Communications	$190.7	$17.2	$207.9	$226.5	$17.4	$243.9
Integrated Network Solutions	32.0	31.3	63.3	(1.8)	12.7	10.9
Government Communications Systems	63.2	12.8	76.0	60.5	12.5	73.0
Unallocated corporate expense	(20.3)	2.2	(18.1)	(23.4)	2.1	(21.3)
Corporate eliminations	(9.1)	—	(9.1)	(5.6)	—	(5.6)
Non-operating loss	(0.3)	—	(0.3)	(0.9)	—	(0.9)

	$256.2	$63.5	$319.7	$255.3	$44.7	$300.0

	Fiscal Year Ended			Fiscal Year Ended
	July 1, 2011			July 2, 2010
		Depreciation and			Depreciation and
		Amortization	Adjusted		Amortization	Adjusted
	Non-GAAP	Adjustment	EBITDA (1)	Non-GAAP	Adjustment	EBITDA (1)
	(In millions)
Segment Operating Income:
RF Communications	$787.0	$66.1	$853.1	$726.7	$68.5	$795.2
Integrated Network Solutions	116.8	90.7	207.5	89.7	45.2	134.9

Government Communications Systems	227.0	43.6	270.6	229.8	43.7	273.5
Unallocated corporate expense	(87.8)	11.6	(76.2)	(90.4)	8.3	(82.1)
Corporate eliminations	(26.2)	—	(26.2)	(16.9)	—	(16.9)
Non-operating loss	(1.9)	—	(1.9)	(1.9)	—	(1.9)

	$1,014.9	$212.0	$1,226.9	$937.0	$165.7	$1,102.7

(1)	Adjusted EBITDA represents income before income taxes, net interest expense, depreciation and amortization, giving effect to non-GAAP adjustments.

Table 8
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA
(Unaudited)

	Quarter Ended			Quarter Ended
	October 1, 2010			December 31, 2010
		Depreciation and			Depreciation and
		Amortization	Adjusted		Amortization	Adjusted
	Non-GAAP	Adjustment	EBITDA (1)	Non-GAAP	Adjustment	EBITDA (1)
	(In millions)
Segment Operating Income:
RF Communications	$228.5	$16.7	$245.2	$189.3	$16.8	$206.1
Integrated Network Solutions	28.6	18.1	46.7	24.7	20.1	44.8
Government Communications Systems	44.6	9.9	54.5	59.4	10.0	69.4
Unallocated corporate expense	(25.7)	2.1	(23.6)	(22.0)	2.5	(19.5)
Corporate eliminations	(4.9)	—	(4.9)	(4.4)	—	(4.4)
Non-operating loss	(0.4)	—	(0.4)	(0.9)	—	(0.9)

	$270.7	$46.8	$317.5	$246.1	$49.4	$295.5

		Quarter Ended
	April 1, 2011
		Depreciation and
		Amortization	Adjusted
	Non-GAAP	Adjustment	EBITDA (1)
	(In millions)
Segment Operating Income:
RF Communications	$178.5	$15.5	$194.0
Integrated Network Solutions	31.5	21.1	52.6
Government Communications Systems	59.8	10.9	70.7
Unallocated corporate expense	(19.8)	4.8	(15.0)
Corporate eliminations	(7.8)	—	(7.8)
Non-operating loss	(0.3)	—	(0.3)

	$241.9	$52.3	$294.2

(1)	Adjusted EBITDA represents income before income taxes, net interest expense, depreciation and amortization, giving effect to non-GAAP adjustments.

Table 9
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
Reconciliation of FY ’12 GAAP Net Income per Diluted Share Guidance to
FY ’11 GAAP Net Income per Diluted Share and FY ’12 Non-GAAP Net Income per Diluted Share Guidance
(Unaudited)

	Fiscal Year
	2011	2012
	(Actual)	(Guidance)
GAAP net income per diluted common share	$4.60	$4.92 to $5.12
Charges associated with acquisitions (G)	.29	.18

Non-GAAP net income per diluted common share	$4.89	$5.10 to $5.30

Table 10
HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
FY ’11 Fourth Quarter Year-Over-Year Organic Revenue Growth Calculations
(Unaudited)

	Quarter Ended
	July 1,	July 2,	Percent
	2011	2010	Change
	(In millions)
Harris Corporation
GAAP revenue	$1,667.4	$1,455.9	14.5%
Impact of acquisitions (H)		141.4

Organic revenue	$1,667.4	$1,597.3	4.4%

	Quarter Ended
	July 1,	July 2,	Percent
	2011	2010	Change
	(In millions)
Integrated Network Solutions Segment
GAAP revenue	$585.4	$404.6	44.7%
Impact of acquisitions (H)		141.4

Organic revenue	$585.4	$546.0	7.2%

HARRIS CORPORATION
FY ’11 Fourth Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 10:
Note A – Adjustments to cost of product sales and services for the quarter ended July 2, 2010 are due to integration costs associated with our acquisition of the Tyco Electronics Wireless Systems business (“Wireless Systems”) ($0.7 million). Adjustments to cost of product sales and services for the fiscal year ended July 2, 2010 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($5.7 million).
Note B – Adjustments to engineering, selling and administrative expenses for the quarter ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”), the infrastructure assets of the government business of Core180, Inc. (“Core180 Infrastructure”) ($27.3 million collectively) and Carefx Corporation (“Carefx”) ($2.3 million). Adjustments to engineering, selling and administrative expenses for the fiscal year ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, Core180 Infrastructure ($44.3 million collectively) and Carefx ($2.3 million). Adjustments to engineering, selling and administrative expenses for the quarter ended July 2, 2010 are due to integration and other costs associated with our acquisitions of Wireless Systems ($5.7 million), Patriot Technologies, LLC (“Patriot”) ($0.6 million), SignaCert, Inc. (“SignaCert”) ($0.3 million), CapRock ($2.6 million), Crucial Security, Inc. (“Crucial”) ($0.1 million) and the Air Traffic Control business unit of SolaCom Technologies Inc. (“SolaCom ATC”) ($0.1 million). Adjustments to engineering, selling and administrative expenses for the fiscal year ended July 2, 2010 are due to integration and other costs associated with our acquisitions of Wireless Systems ($13.6 million), Patriot ($1.5 million), SignaCert ($0.3 million), CapRock ($2.6 million), Crucial ($1.5 million) and SolaCom ATC ($0.9 million).
Note C – Adjustments to our income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.
Note D – Adjustments to our RF Communications segment operating income for the quarter ended July 2, 2010 are due to integration costs associated with our acquisition of Wireless Systems ($6.4 million). Adjustments to our RF Communications segment operating income for the fiscal year ended July 2, 2010 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($19.3 million).
Note E – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, Core180 Infrastructure ($27.3 million collectively) and Carefx ($2.3 million). Adjustments to our Integrated Network Solutions segment operating income for the fiscal year ended July 1, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, Core180 Infrastructure ($44.3 million collectively) and Carefx ($2.3 million). Adjustments to our Integrated Network Solutions segment operating loss for the quarter ended July 2, 2010 are due to integration and other costs associated with our acquisitions of Patriot ($0.6 million), SignaCert ($0.3 million) and CapRock ($2.6 million). Adjustments to our Integrated Network Solutions segment operating income for the fiscal year ended July 2, 2010 are due to integration and other costs associated with our acquisitions of Patriot ($1.5 million), SignaCert ($0.3 million) and CapRock ($2.6 million).
Note F – Adjustments to our Government Communications Systems segment operating income for the quarter ended July 2, 2010 are due to integration costs associated with our acquisitions of Crucial ($0.1 million) and SolaCom ATC ($0.1 million). Adjustments to our Government Communications Systems segment operating income for the fiscal year ended July 2, 2010 are due to integration costs associated with our acquisitions of Crucial ($1.5 million) and SolaCom ATC ($0.9 million).
Note G – Adjustments are for pre-tax charges of $46.6 million ($.29 per diluted share) for fiscal 2011 and estimated pre-tax charges of $29 million ($.18 per diluted share) for fiscal 2012 related to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, Core180 Infrastructure and Carefx.
Note H – Adjustments relate to the revenue of CapRock, Schlumberger GCS and Carefx for the quarter ended July 2, 2010.